UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2021

AUTHENTIC EQUITY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39903	98-1562072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Elm Place, 2nd Floor Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

(646) 374-0919

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	AEACU	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	AEAC	The NASDAQ Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	AEACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 27, 2021, the audit committee of the board of directors (the “Audit Committee”) of Authentic Equity Acquisition Corp. (the “Company”) and the Company’s management concluded that due to its re-evaluation of the materiality of a reclassification of the Company’s temporary and permanent equity and change in presentation of earnings per share, the Company’s previously issued (i) audited balance sheet as of January 20, 2021 included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2021 (the “IPO Form 8-K”), (ii) unaudited condensed financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 28, 2021, reported as revised in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 12, 2021 (the “Q3 Form 10-Q”), (iii) unaudited condensed financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 13, 2021, reported as revised in the Q3 Form 10-Q, and (iv) a section within footnote 2 to unaudited condensed financial statements and Item 4 included in the Q3 Form 10-Q, should no longer be relied upon. In addition, the audit report of WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, included in the IPO Form 8-K should no longer be relied upon.

Since the Company’s initial public offering (“IPO”), the Company has considered the Class A ordinary shares subject to possible redemption to be equal to the redemption value of $10.00 per Class A ordinary share while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Upon further analysis, management has determined that the Class A ordinary shares issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. The Company changed its previous interpretation to include temporary equity in net intangible assets. Therefore, management concluded that the redemption value should include all Class A ordinary shares subject to possible redemption, resulting in the Class A ordinary shares subject to possible redemption being equal to their redemption value.

The Company also revised its earnings per share calculation to allocate net income (loss) pro rata to Class A and Class B ordinary shares. This presentation contemplates an initial business combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income (loss) of the Company.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO. As such, the Company plans to restate its (i) balance sheet as of January 20, 2021 in an amendment to the IPO Form 8-K and (ii) financial statements as of and for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 in an amendment to the Q3 Form 10-Q (the “Form 10-Q/A”), to be filed by the Company with the SEC.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this Current Report on Form 8-K. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2021	Authentic Equity Acquisition Corp.

	By:	/s/ Todd Khoury
	Name:	Todd Khoury
	Title:	Chief Financial Officer

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